EXHIBIT 99

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   City National Bank
   1125 Highway 110 North
   Whitehouse, Texas  75791
   Telephone No. (903) 839-6000

                             PROXY

        The undersigned hereby constitutes and appoints --------- and --------------, or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of City National Bank (the "Company) which the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on ----------, 1996, and at any and all adjournments thereof.

   1. Proposal to approve the Plan and Agreement of Merger among First Commercial Corporation, Tyler Bank and Trust,
        N.A., Tyler,  Texas and  City National  Bank, Whitehouse,
        Texas dated May 9, 1996.

         ----- FOR        ----- AGAINST        ------ ABSTAIN

   2. In their discretion to transact such other business as may properly come before the meeting and all adjournments thereof.

   THIS  PROXY  WILL  BE VOTED  AS  SPECIFIED.    IF NO  SPECIFIC
   DIRECTIONS  ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1
   SET FORTH HEREIN.

   -------------------------     --------------------------------
         Signature                       NAME: PLEASE PRINT

   -------------------------     --------------------------------
   Signature (if held jointly)        NAME (if joint tenant):
                                          PLEASE PRINT
   Date: -----------------

   Please  sign  exactly  as  name appears  on  the  certificates representing shares to be voted by this proxy. When signing as executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Security National Bank
   3000 University Drive
   Nacogdoches, Texas  75963-2018
   Telephone No. (409) 560-2265

                             PROXY

        The undersigned hereby constitutes and appoints --------- and --------------, or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of Security National Bank (the "Company) which the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on ----------, 1996, and at any and all adjournments thereof.

   1. Proposal to approve the Plan and Agreement of Merger among First Commercial Corporation, Stone Fort National
        Bank,  Nacogdoches,  Texas  and Security  National  Bank,
        Nacogdoches, Texas dated June 28, 1996.

         ----- FOR        ----- AGAINST        ------ ABSTAIN

   2. In their discretion to transact such other business as may properly come before the meeting and all adjournments thereof.

   THIS  PROXY  WILL  BE VOTED  AS  SPECIFIED.    IF NO  SPECIFIC
   DIRECTIONS  ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1
   SET FORTH HEREIN.

   -------------------------     --------------------------------
         Signature                       NAME: PLEASE PRINT

   -------------------------     --------------------------------
   Signature (if held jointly)        NAME (if joint tenant):
                                          PLEASE PRINT
   Date: -----------------

   Please  sign  exactly  as  name appears  on  the  certificates representing shares to be voted by this proxy. When signing as executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.